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                                                                     EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                           CUSIP NO. 87816B 20 5

NUMBER                                                           SHARES
 5689                   TEAM LAB SYSTEMS GROUP, INC.           *1,000,000*

                   AUTHORIZED COMMON STOCK: 75,000,000 SHARES
                               PAR VALUE: $.0001


THIS CERTIFIES THAT   ***RIDGEWAY COMMERCIAL VENTURES, LIMITED***

IS THE RECORD HOLDER OF        **ONE MILLION**

           -- SHARES OF TEAM LABS SYSTEMS GROUP, INC. COMMON STOCK --

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: NOVEMBER 28, 2000

/s/ CLAUDINE O. MONTENEGRO     [CORPORATE SEAL]    /s/ BRETT HOVDE
--------------------------                         --------------------------
        SECRETARY/DIRECTOR                                      PRESIDENT/CEO


                           Countersigned Registered:
                         NATIONAL STOCK TRANSFER, INC.
                              1512 South 1100 East
                            Salt Lake City, UT 84105

                        By   [Signature Illegible]
                           ----------------------------
                               Authorized Signature